Item 77Q1(a)(1)

The Amended and Restated By-Laws for MFS International Investors Trust, MFS International Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS Emerging Companies Fund, MFS Select Growth Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund dated January 1, 2002, as revised September 18, 2002, are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission on October 16, 2002. Such document is incorporated herein by reference.